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                                                                    Exhibit 10.1
                                                                    ------------

                         AGREEMENT OF PURCHASE AND SALE

                                      AND

                           JOINT ESCROW INSTRUCTIONS



     This Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement") is made and entered into as of April 17, 2000, by and between Pinnacle Entertainment, Inc., a Delaware corporation, successor by merger with Hollywood Park, Inc. ("Seller"), and Casden Properties Inc., a Maryland corporation ("Buyer"), with reference to the following facts:

     A. Seller is the owner of certain real property located in the City of Inglewood (the "City"), County of Los Angeles (the "County"), State of California, consisting of approximately ninety-seven (97) gross acres (the "Real Property"), as more particularly described on Exhibit A attached hereto.

     B. The terms and conditions of this Agreement and the instructions to Commonwealth Land Title Insurance Company ("Escrow Holder") with regard to the escrow ("Escrow") created hereto are as set forth below.

     C. Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, in accordance with the terms and conditions contained in this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, Seller and Buyer hereby agree as follows:

1.  PURCHASE AND SALE
    -----------------

    1.1.  Agreement to Buy and Sell.  Subject to the terms and conditions set
          -------------------------
forth herein, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to acquire and purchase from Seller, the Property; as used herein the term "Property" shall include (i) the Real Property together with all improvements and appurtenances thereto, located thereon, together with (ii) all personal property and fixtures, if any, owned by Seller and used in the operation of the Real Property or the improvements thereon, and (iii) all of Seller's right, title, equity and interest, if any, in and to the following: (A) Seller's mineral, oil, gas and other sub-surface rights and projects, oil rights, water rights and water stock, if any, related to the Real Property, (B) any and all sewer rights allocated to the Real Property, (C) all rights of Seller, if any, in and to any land lying in the bed of any street, road, avenue, or right-of-way in front of or adjoining the Real Property, (D) all transferable rights and entitlements of Seller, if any, to development of the Real Property granted by governmental or quasi-governmental bodies or entities having jurisdiction or authority over the Real Property, (E) any other appurtenances to the Real Property and (F) any and all transferable approvals (government or otherwise) and other transferable rights to the Seller's agreements, covenants or indemnifications received by Seller from a prior owner or any other third party relating to the Real Property (collectively the "Intangible Property"), to the extent assignable, all of which shall be assigned to Buyer pursuant to the Assignment of Intangible Property hereinafter referred to.

    1.2.    Purchase Price.
            --------------

            1.2.1.  Purchase Price.  The Purchase Price for the Property shall
                    --------------
be Six Hundred Fifty Thousand Dollars ($650,000) per gross acre, all cash (the "Purchase Price"). The actual Purchase Price shall be based on the total acreage of the Real Property as determined by a survey prepared by a licensed surveyor selected by Buyer (the "Survey") at Buyer's sole cost and expense. The total Purchase Price shall be determined by taking the exact land area of the Real Property as shown on the Survey and multiplying the total acreage by $650,000. By way of example only, if the total acreage is shown to be ninety-seven (97) acres on the Survey, then the Purchase Price shall be $63,050,000 (i.e., 97 x $650,000 = $63,050,000).

            1.2.2.  Initial Deposit.  Within three (3) business days of the
                    ---------------
execution of this Agreement by the parties hereto, Buyer shall deposit or cause to be deposited with Escrow Holder, in cash, the total sum of One Million Dollars ($1,000,000) ("Deposit"). The Initial Deposit shall be invested by Escrow Holder in an interest-bearing account with all interest accruing thereon to be added to the Initial Deposit and made a part thereof.

            1.2.3.  Additional Deposit.  On the Second Contingency Date (as
                    ------------------
defined in Section 3.1.1(b) hereof), Buyer shall deposit with Escrow Holder, in cash, an additional One Million Dollars ($1,000,000) ("Additional Deposit"). The Additional Deposit shall be invested by Escrow Holder in an interest-bearing account with all interest accruing thereon to be added to the Additional Deposit and made part thereof. The term "Deposit" shall mean the Initial Deposit until such time as pursuant to this Section 1.2.3, Buyer is obligated to deposit the Additional Deposit, and thereafter shall mean both the Initial Deposit and the Additional Deposit.

            1.2.4.  Deposit Nonrefundable.  The Deposit shall be nonrefundable
                    ---------------------
to Buyer except as otherwise expressly provided herein.

            1.2.5.  Purchase Price Balance.  Provided all of the Conditions
                    ----------------------
Precedent to Buyer's obligation to purchase the Property are timely satisfied, then, at least one (1) business day prior to the Close of Escrow, Buyer shall deposit with Escrow Holder in cash the sum of (a) the Purchase Price, less (b)
                                                                      ----
the Deposit (the "Purchase Price Balance"), plus (c) Buyer's Escrow charges and
                                            ----
other cash charges as set forth in Section 2.1.2 below.

2.   ESCROW AND CLOSING
     ------------------

            2.1.1.  Opening of Escrow.  For purposes of this Agreement, the
                    -----------------
Escrow shall be deemed opened on the date Escrow Holder shall have received an executed counterpart of this Agreement (original, copy or facsimile) from both Buyer and Seller. Escrow Holder shall promptly notify Buyer and Seller, in writing, of the date Escrow is opened ("Opening of Escrow"). In addition, Buyer and Seller agree to execute, deliver and be bound by any reasonable and customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to

                                      -2-
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consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supercede any portions of this Agreement. If there is any conflict or inconsistency between such supplemental instructions and this Agreement, this Agreement shall control. The Title Company shall be responsible for preparing the settlement or closing statement, causing all documents to be recorded, disbursing all closing proceeds, filing IRS Form 1099-B, Section 1445 Affidavit, acting as a "Reporting Person" for purposes of satisfying the Reporting Requirements of Section 6045(e) of the United States Internal Revenue Code, and filing any other similar reporting form relating to the transactions contemplated by this Agreement.

            2.1.2.  Escrow Fees and Other Charges.  In connection with the Close
                    -----------------------------
of Escrow: (a) Seller shall pay: (i) the cost of a CLTA Policy of Title Insurance (as defined below), (ii) one-half (1/2) of the Escrow Holder's fees,
(iii) recording fees payable in connection with the recordation of the grant deed conveying the Property to Buyer (iv) the documentary transfer taxes; and
(b) Buyer shall pay (i) one-half (1/2) of the Escrow Holder's fees, and (ii) if elected by Buyer, the increased cost of obtaining an ALTA extended coverage owner's title insurance policy (over and above the CLTA Policy of Title Insurance that Seller is required to pay for) and the costs of any endorsements Buyer may elect to obtain, and (c) all other costs related to the transaction shall be paid by the parties in the manner consistent with common practice in the County.

    2.2. Closing Date.  Provided all Conditions Precedent to the Close of Escrow
         ------------
have been satisfied (or waived in writing by the party for whose benefit the condition precedent exists), the Close of Escrow shall occur on the date (the "Closing Date") which is the earliest to occur of the following: (a) twelve
(12) months after the Opening of Escrow; or (b) fifteen (15) business days following Buyer's receipt of the Project Entitlements (as defined below).

            2.2.1. As used in this Agreement, the "Project Entitlements" shall include such agreements and entitlements as Buyer in its sole and absolute discretion deems necessary for its planned residential (and incidental retail) development of the Property, which may include, without limitation, a vesting tentative map for the Property, a Conditional Use Permit and a Development Agreement with the City. All Project Entitlements (including any California Environmental Quality Act and California Subdivision Map Act requirements relating thereto) shall be deemed received when (a) the same have been approved officially by the appropriate City, State or other governmental agencies through duly authorized resolution, ordinance or administrative or regulatory determination (or similar action) and all administrative appeals periods related thereto shall have expired, (b) such Project Entitlements shall not be subject to any further discretionary approvals of any kind, and (c) if any litigation or administrative challenge shall have been filed relating thereto, there is a final non-appealable resolution of any such litigation or challenge affirming the validity of any such Project Entitlements.

            2.2.2. As used in this Agreement, the "Close of Escrow" shall mean the date a Grant Deed, as provided in Section 2.4.2(a) ("Grant Deed"), for the Property is recorded in the Official Records of the County. The Close of Escrow shall take place on the Closing Date at the offices of the Escrow Holder. Escrow Holder is hereby instructed not to

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show the consideration for the Grant Deed on the face thereof, but rather to annex a separate certificate thereto after recording.

    2.3. Conditions Precedent to Close of Escrow.
         ---------------------------------------

         2.3.1.  Conditions to Buyer's Obligations.  The Close of Escrow and
                 ---------------------------------
Buyer's obligation to purchase the Property, are subject to the satisfaction of the following conditions or Buyer's written waiver, in its sole and absolute discretion, of such conditions on or before the Closing Date. If any such conditions are not satisfied on or before the Closing Date, Buyer may terminate this Agreement by written notice to Seller and to Escrow Holder, whereupon Escrow Holder shall return to Buyer the Deposit immediately.

              a) As of the Closing, Seller shall have performed all of the material obligations required to be performed by Seller under this Agreement;

              b) Seller shall have delivered to Buyer at the Close of Escrow its written certification that all representations and warranties made by Seller to Buyer in this Agreement are true and correct in all material respects as of the Closing Date;

              c) The Title Company shall be committed to issue to Buyer, simultaneously with the Close of Escrow, the Title Policy (defined below) covering the Property subject only to the Permitted Exceptions (defined below);

              d) From the Effective Date until the Close of Escrow, there shall not have occurred any material adverse change in the physical condition of the Property, and no law, moratorium or other governmental order shall have been passed by the City that would prevent Buyer from developing the Property pursuant to the Project Entitlements; and

              e)  The Project Entitlements shall have been received by Buyer.

         2.3.2.  Conditions to Seller's Obligations.  The Close of Escrow and
                 ----------------------------------
Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions or Seller's written waiver, in its sole and absolute discretion, of such conditions on or before the Closing Date. If any such conditions are not satisfied on or before the Closing Date, Seller may terminate this Agreement by written notice to Buyer and to Escrow Holder, whereupon Escrow Holder shall return to Buyer the Deposit immediately.

              a) As of the Closing, Buyer shall have performed all of the material obligations required to be performed by Buyer under this Agreement;

              b) Buyer shall have delivered to Seller at the Close of Escrow its written certification that all representations and warranties made by Buyer to Seller in this Agreement are true and correct in all material respects as of the Closing Date; and

              c) The Project Entitlements shall have been received or waived in writing by Buyer.

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    2.4.  Closing Documents.  The parties shall deposit the following with
          -----------------
Escrow Holder prior to the Close of Escrow:

          2.4.1.  Buyer shall deposit:

                a)  the Purchase Price Balance;

                b) Buyer's Escrow and other cash charges required in Section 2. 1.2; and

                c) a Preliminary Change of Ownership Statement in form suitable for filing with the tax collector for the County; provided, however, that the delivery of this instrument shall not be a condition precedent to the Close of Escrow nor a default by Buyer.

          2.4.2.  Seller shall deposit:

                a)   a Grant Deed in the form attached hereto as Exhibit B
                                                                 ---------
          conveying fee title to the Property, subject only to the Permitted Exceptions, executed by Seller with Seller's signature duly notarized accompanied by a separate statement of documentary transfer tax ("Statement of Transfer Tax") in substantially the same form as attached to the Grant Deed);

                b) an affidavit or qualifying statement, which satisfies the requirements of Paragraph 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and a Form 590(RE) to satisfy the requirements of California Revenue and Taxation Code Sections 18662(e) and 18668 (collectively, the "Non-Foreign Affidavits");and

                c) two (2) originals of an assignment and bill of sale of all of Seller's right, title and interest, if any, in and to the Intangible Property in the form attached hereto as Exhibit C (the
                                                             ---------
          "Assignment of Intangible Property").

          2.4.3.  Additional Documents.  Seller and Buyer shall each deposit
                  --------------------
such other instruments as are reasonably required by Escrow Holder or otherwise required to proceed to the Close of Escrow and consummate the sale of the Property, in accordance with the terms of this Agreement, including, without limitation, an agreement ("Designation Agreement") in the form attached hereto as Exhibit D designating the Title Company as the Reporting Person for the
   ---------
transaction pursuant to Section 6045(e) of the Internal Revenue Code.

    2.5. Close of Escrow.
         ---------------

         2.5.1. On the Close of Escrow, Escrow Holder shall (a) record the Grant Deed in the Office of the County Recorder of the County, (b) pay any transfer taxes, (c) instruct the County Recorder to return the Grant Deed to Buyer, (d) deliver to Seller the Purchase Price Balance, less Seller's escrow and cash charges, and (e) deliver to Buyer the Non-Foreign Affidavits, the Assignment of Intangible Property and the Title Policy covering the Property subject only to the Permitted Exceptions.

         2.5.2. Non-delinquent state and county real property taxes and assessments shall be prorated as of the Close of Escrow on the basis of the most recent tax information. Said prorations shall be based on a three hundred sixty
(360) day year. If such taxes and assessments are prorated based upon an estimated amount, the parties shall re-prorate and readjust all such matters in cash when and as soon as the actual amount becomes known within twenty (20) days of demand by the party entitled thereto.

         2.5.3. Upon the Close of Escrow, title to and possession of the Property shall be conveyed and delivered to Buyer, subject only to the Permitted Exceptions, free and clear of any rights of parties in possession.

    2.6. Failure to Close; Termination.
         -----------------------------

          2.6.1.  Failure to Close Without Default.  If the Close of Escrow does
                  --------------------------------
not occur on or before the Closing Date for any reason other than Seller's or Buyer's breach of or default of its respective obligations hereunder, or if this Agreement is terminated as otherwise set forth herein, then (a) Escrow Holder shall return the Deposit to Buyer and return to the depositor thereof any other funds or other materials then in Escrow Holder's possession (including any portion of the Deposit which is then held by Escrow Holder), (b) the Escrow shall be terminated and of no force and effect, (c) Buyer and Seller shall each pay one-half of any Escrow termination fees, (d) Seller shall have no further obligation to sell to Buyer, and Buyer shall have no further obligation to purchase, the Property, and (e) this Agreement shall terminate and the parties shall have no further obligations hereunder except as provided in Section 3.1.3,
3.1.6 and 6 of this Agreement.

          2.6.2.  Buyer's Default.  IF THE SALE OF THE PROPERTY IS NOT
                  ---------------
CONSUMMATED DUE TO A DEFAULT BY BUYER HEREUNDER AND THE SELLER IS NOT THEN IN DEFAULT HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES ("LIQUIDATED DAMAGES") AS SELLER'S SOLE AND EXCLUSIVE REMEDY HEREUNDER. BUYER AND SELLER AGREE IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN THE CASE OF BUYER'S DEFAULT, AND THAT THE LIQUIDATED DAMAGES ARE A REASONABLE ESTIMATE OF SELLER'S DAMAGES IN SUCH EVENT. IN THE EVENT OF A DEFAULT BY BUYER AS AFORESAID AND THE SELLER IS NOT THEN IN DEFAULT HEREUNDER, THE ESCROW AGENT, UPON WRITTEN INSTRUCTIONS TO DO SO SHALL IMMEDIATELY DISBURSE THE DEPOSIT TO SELLER, AND SHALL CANCEL THE ESCROW CREATED PURSUANT HERETO, IN WHICH EVENT SELLER AND BUYER SHALL BE RELIEVED FROM ALL LIABILITY HEREUNDER EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. RECEIPT OF SAID LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH BY BUYER AS AFORESAID. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS. IN NO EVENT SHALL SELLER'S ACCEPTANCE OF THE LIQUIDATED DAMAGES BE A LIMIT OF ANY KIND ON BUYER'S EXPRESS INDEMNITY AND DEFENSE OBLIGATIONS CONTAINED IN THIS AGREEMENT.

     Seller's Initials:  _______        Buyer's Initials:  _______

          2.6.3.  Escrow Fees on Default.  If the failure to close is due to the
                  ----------------------
default of one of the parties, the defaulting party shall bear the sole and full liability for paying any escrow cancellation fee.

3.   ACTIONS PENDING CLOSE OF ESCROW
     -------------------------------

     3.1. Investigation of the Property.
          -----------------------------

          3.1.1.  Contingency Dates.
                  -----------------

                  a) Buyer shall have until the date that is thirty (30) days following the Opening of Escrow (the "First Contingency Date") to satisfy itself in its sole and absolute discretion that the City is likely to grant Project Entitlements which would allow Buyer to construct at least thirty
     (30) units per acre on the portion of the Project designated by Buyer for multi-family residential. Buyer shall use reasonable, good faith efforts to meet individually with the Mayor and each of the council members of the City to obtain feedback from said individuals with respect to Buyer's proposed development, including without limitation, Buyer's density requirements. Buyer shall provide Seller, directly or through counsel, with written or verbal reports of said efforts no less than weekly. Buyer's failure to meet with the Mayor or any of the council members, or Buyer's failure to provide any of such written or verbal reports shall not constitute a default by Buyer hereunder and Seller shall have no remedies resulting from any such failure by Buyer. Absent preliminary positive feedback from the City on or prior to the First Contingency Date, Buyer may, by written notice to Seller and Escrow Holder, at Buyer's sole option and without any obligation to do so, cancel this Agreement. If Buyer cancels this Agreement pursuant to this Section 3.1.1(a), Escrow Holder shall return the Deposit to Buyer immediately. If Buyer fails to cancel this Agreement for any reason, or no reason, pursuant to this Section 3.1.1(a), such failure or inaction by Buyer shall not (i) constitute a waiver by Buyer of its right to obtain the Project Entitlements as a condition to the Closing or (ii) in any way affect Buyer's right to terminate this Agreement and receive back its Deposit pursuant to any other provision of this Agreement, including without limitation, (a) Section
     2.3.1 for failure of any of the conditions set forth therein, including "e)" (i.e. receipt of the Project Entitlements), (b) Section 3.1.1(b), resulting from Buyer's dissatisfaction with the Property, and (c) Section 3.1.4, resulting from Buyer's disapproval of the condition of title to the Property.

                  b) Buyer shall have until the date that is ninety (90) days following the Opening of Escrow (the "Second Contingency Date"), to satisfy itself in its sole and absolute discretion as to the Property and its condition and suitability for Buyer's intended use. On or prior to the Second Contingency Date, Buyer may, by written notice to Seller and Escrow Holder, at Buyer's sole option and without any obligation to do so, cancel this Agreement based upon Buyer's dissatisfaction with the Property. If Buyer does not provide notice of cancellation on or prior to the Second Contingency Date, Buyer shall be deemed to have approved the Property and waived this condition to the Close of Escrow. If Buyer cancels this Agreement pursuant to this Section 3.1.1(b), Escrow Holder shall return the Deposit to Buyer immediately.

          3.1.2.  Delivery of Documents and Materials. Within five (5) business
                  -----------------------------------
days after the Opening of Escrow, Seller shall deliver to Buyer all documents and materials ("Documents and Materials"), including written notices, reports and map studies, in Seller's possession respecting the physical and environmental condition of the Property including, without limitation, copies of any and all (i) written claims made against Seller or otherwise relating to the Property, (ii) correspondence and agreements with any governmental agencies relating to the physical or environmental condition of the Property; and (iii) the Environmental Documents and Materials listed on Exhibit "E" attached hereto.

          3.1.3.  Access and Testing.  At any time during the term of this
                  ------------------
Agreement, Buyer, its agents and employees shall have the right to enter the Property, upon prior reasonable notice to Seller, solely for the purposes of conducting such investigations, inspections and tests of the Property as Buyer deems necessary or desirable, in Buyer's sole discretion, to evaluate the Property. Buyer's entry shall not interfere with groundwater remediation activities currently being conducted on a portion of the Property. All such reviews, inspections and studies shall be at Buyer's sole cost and expense. Buyer shall use all due care and consideration, including, without limitation, attention to safety of persons and property, in connection with all of its inspections or tests and those on its behalf and shall in all instances comply and cause others to comply with all applicable laws. Any intrusive or invasive testing by Buyer, such as a "Phase 2" environmental audit shall be subject to Seller's approval, not to be unreasonably withheld. If Seller unreasonably refuses to approve any testing required by Buyer, Buyer may, in addition to any other remedies Buyer may have by law or under this Agreement (including the right to specific performance with respect to the exercise of Seller's approval rights), terminate this Agreement by written notice to Seller, in which event
Section 2.6.1 shall apply, and Buyer shall be entitled to a return of the Deposit. If Buyer does not purchase the Property, Buyer shall restore the Property to its condition prior to any intrusive or invasive tests and/or inspections. Prior to any entry on the Property prior to the Close of Escrow, Buyer or Buyer's contractor entering onto the Property shall secure and maintain: (a) a comprehensive general liability and property damage policy in an amount of not less than One Million Dollars ($1,000,000) which will cover the activities of Buyer and its agents and consultants on the Property and shall name Seller as an additional insured thereunder, and (b) workers' compensation and employer's liability insurance in accordance with the provisions of California law. Prior to entering the Property, Buyer shall provide a certificate of insurance to Seller evidencing the insurance required herein. Buyer hereby agrees to indemnify, protect, defend (with counsel reasonably satisfactory to Seller) and hold Seller harmless from and against any and all loss, expense, claim, damage and injury to person or property ("Losses") resulting directly or indirectly from the acts and/or omissions of Buyer, Buyer's agents, contractors and/or subcontractors and/or the contractors or subcontractors of such agents on the Property in connection with the performance of any investigation or other activities upon the Property as contemplated herein. Buyer shall take all steps, including filing appropriate bonds if necessary, to keep the Property free of mechanic's liens as a result of Buyer's activities under this Section 3.1.3. Buyer's indemnity, defense and other obligations and covenants of this

Section 3.1.3 shall survive any termination of this Agreement or the Closing and recording of the Deed, as applicable.

          3.1.4.  Title Examination.  Within ten (10) days following the Opening
                  -----------------
of Escrow, Seller shall cause to be delivered to Buyer a title commitment issued by Commonwealth Land Title Insurance Company ("Title Company") for the Property, together with copies (as provided by public records) of all exceptions set forth therein (collectively, the "Commitment"). Buyer may, not later than the Second Contingency Date give written notice to Escrow Agent and Seller ("Buyer's Title Notice") disapproving any items shown or identified in said Commitment and identifying the items disapproved. If Buyer does not timely give notice of disapproval as aforesaid, then Buyer shall be deemed to have approved all items on the Commitment. Within fifteen (15) days after Seller's receipt of Buyer's Title Notice, Seller shall give Buyer written notice ("Seller's Title Notice") of those disapproved or conditionally approved title matters, if any, which Seller, in its sole and absolute discretion, covenants and agrees to either eliminate from the Title Policy as exceptions to title to the Property or to ameliorate to Buyer's satisfaction by the Closing Date as a condition to the Close of Escrow for Buyer's benefit. If Seller does not elect to eliminate or ameliorate to Buyer's satisfaction any disapproved or conditionally approved title matters, or if Buyer disapproves of Seller's Title Notice, which Buyer may do in its sole discretion, then Buyer shall have the right, by a writing delivered to Seller and Escrow Holder within ten (10) business days thereafter, to (1) waive its prior disapproval, or (2) terminate this Agreement and the Escrow in which event Buyer shall be entitled to the return of the Deposit and all other monies previously deposited with Escrow Holder by Buyer, and this Agreement, the Escrow and the rights and obligations of the parties hereunder shall terminate, except as otherwise provided in this Agreement. Buyer's failure to deliver a termination notice shall be deemed a waiver of its prior disapproval.

          3.1.5.  Title Policy.  It shall be a condition to Buyer's obligations
                  ------------
hereunder that, on the Closing Date, the Title Company be prepared and committed to issue to Buyer an ALTA Policy of Title Insurance, Form B, 1970 as amended in 1984 (the "Title Policy") in the amount of the Purchase Price, showing fee title vested in Buyer, subject only to (i) a lien to secure payment of taxes, not delinquent, (ii) matters affecting the condition of title created by or with the consent of Buyer or as a result of Buyer's (or any party on behalf of Buyer) acts or omissions, and (iii) those title matters approved, deemed approved, or waived by Buyer pursuant to Section 3.1.4 above (all of the foregoing in clauses
(i) through (iii) hereinafter referred to as the "Permitted Exceptions").

          3.1.6.  Processing.  Buyer shall promptly file and diligently process
                  ----------
all applications, plans, maps, agreements, documents, and other instruments necessary or appropriate for the development of the Property as contemplated by Buyer including processing for the Project Entitlements. Buyer shall timely pay all of the fees, deposits and costs thereof, including, but not limited to, engineers, surveyors, the City, the County and any utility district or company. In connection therewith, Seller agrees to cooperate with Buyer by executing all such applications for government permits or approvals affecting the Property which require Seller's signature within five (5) business days after receipt of Buyer's written request therefor as long as the Property does not become subject to any conditions, restrictions or impositions prior to the Closing, Seller does not bear any expense or liability for that purpose and as long as such application, permits or approvals are consistent with Buyer's plan for residential and/or retail development of the Property. If reasonably requested by Buyer, Seller shall appear at public hearings and meetings concerning the Project Entitlements and express written and oral support of the Buyer's proposed project. If at any time Buyer determines, in the exercise of Buyer's reasonable discretion, that Buyer will not be able to obtain the Project Entitlements under terms and conditions satisfactory to Buyer, Buyer may terminate this Agreement by written notice to Seller and Escrow Holder. Upon such termination, the provisions of Section 2.6.1 shall apply.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS
     -----------------------------------------

     4.1.  Seller's Representations, Warranties.  Seller hereby represents and
           ------------------------------------
warrants as follows, which representations and warranties shall be true and correct on the Close of Escrow and which shall survive the Close of Escrow for a period of one (1) year:

           4.1.1. This Agreement constitutes a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

           4.1.2. Seller has full legal power and authority to enter into this Agreement, and the execution and delivery of all instruments and documents required hereunder to be obtained or authorized by Seller in order to consummate this transaction have been or will be obtained and authorized as so required.

           4.1.3. To Seller's actual knowledge, there are no material actions, suits, proceedings or governmental investigations pending or threatened against or affecting the Property.

           4.1.4. To Seller's actual knowledge, there are no persons or entities claiming, through Seller, any rights to acquire the Property.

           4.1.5. No bankruptcy, insolvency, rearrangement, or similar action or proceeding, whether voluntary or involuntary, is pending or, to Seller's actual knowledge, threatened against the Seller.

           4.1.6. Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), the transaction contemplated hereby does not constitute a disposition of a U.S. real property interest by a foreign person, and at the Close of Escrow no person, including, without limitation, Buyer and its counsel and the Title Company, will be subject to the withholding requirements of Section 1445 of the Code.

           4.1.7. Neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of its organizational documents or to Seller's actual knowledge any contract, other instrument or agreement to which it is a party, or to which it is subject or by which it or any of its assets or properties may be bound, except as herein disclosed;

           4.1.8. The Property is currently unimproved and shall be delivered to Buyer vacant and free of any leases, tenancies, claims of occupancy or service agreements of any kind whatsoever other than as set forth in the Commitment or created by, or consented to, by Buyer;

           4.1.9. Neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it. To Seller's actual knowledge, there is no action, suit, proceeding or investigation pending or threatened which would prevent the transaction contemplated by this Agreement or which would become a cloud on the title to the Property or any portion thereof in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other governmental instrumentality;

           4.1.10. To Seller's actual knowledge, neither the whole nor any portion of the Property is subject to pending or threatened condemnation by any governmental authority;

           4.1.11. Except as set forth in Section 4.1.13, Seller has received no written notice of any violations of any federal, district or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof;

           4.1.12. Seller has received no written notice of any default or breach by Seller under any of the covenants, conditions, restrictions, rights-of-way, or easements affecting the Property or any portion thereof, if any, and to Seller's actual knowledge no such default or breach now exists;

           4.1.13. To Seller's actual knowledge, Hazardous Substances have been released and are present at, under and in the vicinity of the Property. To Seller's actual knowledge, the documents listed in Exhibit E attached hereto
                                                   ---------
include the environmental studies of the Property in Seller's possession (but Exhibit E is not a comprehensive list of any such documentation relative to any
---------
adjacent or nearby parcels). For purposes hereof, "Hazardous Substances" means any hazardous, toxic, infectious or other material, substance, pollutant or waste defined, designated or listed as such pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Solid Waste Disposal Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and any similar state or local counterparts thereto, as the foregoing have or may be amended from time to time. Except as disclosed in this
Section 4.1.13, Seller does not have in its possession any notice that, and has no actual knowledge that, the Property is in violation of any Federal, State or local law, ordinance or regulation relating to environmental conditions on, under or about the Property, including soil and groundwater conditions. Except as disclosed in this Section 4.1.13, Seller represents and warrants that Seller has delivered or will deliver to Buyer any and all documents, studies, reports and notices that it has in its possession pertaining to the environmental condition of the Property and/or the adjacent property.

     Except as expressly herein otherwise provided, the representations and warranties of Seller set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time, subject to any qualifications thereof made by Seller in a written notice delivered to Buyer prior to the Close of Escrow ("Seller's New Representation Notice") within ten
(10) days after Seller obtains new knowledge during Escrow or information with respect thereto that would cause Seller to change such representation or warranty, which shall be deemed modified ab initio. If Seller's New Representation Notice contains any disclosure the results of which would have a material adverse effect on Buyer's intended development of the Property, Buyer may terminate this Agreement and the provisions of Section 2.6.1 shall apply. As used in this Agreement, Seller's awareness or Seller's knowledge or actual knowledge shall mean and refer to the present, actual knowledge of G. Michael Finnigan without any duty of investigation or inquiry. Buyer's agreement to the above limitation on knowledge is based on Seller's representation that Seller believes Mr. Finnigan is the representative of Seller who has the most comprehensive knowledge of material matters relating to the Property. Notwithstanding anything to the contrary contained herein, Seller shall not be in breach of any representation or warranty made in this Agreement if prior to the Closing, Buyer had actual knowledge that such representation or warranty was incorrect or untrue, unless Seller's failure to disclose the information making the representation or warranty incorrect was intentional.

    4.2. Buyer's Representations and Warranties.  Buyer represents and warrants
         --------------------------------------
to Seller as follows, which representations and warranties shall be true and correct on the Close of Escrow, and shall survive the Close of Escrow:

         4.2.1. This Agreement constitutes a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.

         4.2.2. The execution and delivery of all instruments and documents required hereunder to be obtained or authorized by Buyer in order to consummate this transaction have been or will be obtained and authorized as so required.

         4.2.3. Buyer agrees to use commercially reasonable efforts to cause any blasting or major earth moving (not to include surface grading or landscaping) conducted on the Property in connection with any improvements or development thereon, to be conducted at such times and in such a manner so as to mitigate the impact on the business operations of the adjacent property owners.

     Each of the representations and warranties made by Buyer in this Agreement, or in any Exhibit or on any document or instrument delivered pursuant hereto, shall be true and correct in all material respects on the date hereof, and shall be deemed to be made again as of the Close of Escrow, and shall then be true and correct in all material respects. The truth and accuracy of each of the representations and warranties, and the performance of all covenants of Buyer contained in this Agreement, are conditions precedent to Seller's obligations under this Agreement. Buyer shall notify Seller immediately of any facts or circumstances which are contrary to the foregoing representations and warranties contained in this Section 4.2.

5.   CASUALTY AND CONDEMNATION.  Prior to the Close of Escrow, Seller shall bear
     -------------------------
all risk of loss to the Property, provided that the same are not caused by the action of Buyer. If prior to the Close of Escrow the Property is damaged by casualty or any other cause or taken by any entity by condemnation or with the power of eminent domain, or if the access thereto is reduced or restricted thereby (or is the subject of a pending taking which has not yet been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the right, in Buyer's sole discretion, to (a) terminate this Agreement and the Escrow upon written notice to Seller and Escrow Holder not later than seven (7) days after receipt of Seller's notice thereof in which case the provisions of Section 2.6.1 shall apply, or (b) Buyer may proceed to consummate the transaction provided for herein at Buyer's sole election, in which event Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, any and all insurance proceeds or any and all awards made or to be made in connection with such damage, condemnation or eminent domain, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without any reduction in the Purchase Price.

6.  BROKERS.  Seller and Buyer each represents and warrants to the other that
    -------
they have not dealt with or been represented by any brokers or finders in connection with the purchase and sale of the Property. Buyer and Seller each agree to indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense (including reasonable attorneys' fees) incurred by reason of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to any broker or finder the indemnifying party. Notwithstanding anything to the contrary contained herein, the representations, warranties, indemnities and agreements contained in this Section 6 shall survive the Close of Escrow or earlier termination of this Agreement.

7.  AS-IS SALE.  Except as expressly provided in this Agreement, Buyer is
    ----------
purchasing the Property without any warranties, representations or guaranties, either express or implied, from or on behalf of Seller, including, but in no way limited to, any warranty of condition, merchantability, habitability or fitness for a particular use or purpose, marketability, prospects for future development or compliance with laws, and Buyer hereby expressly waives any implied warranties or representations relating to the Property or any matter affecting the Property other than those expressly provided in this Agreement. Buyer has heretofore undertaken and will as of the Closing Date have made all such inquiries and investigations regarding the Property and all matters relating thereto as Buyer deems necessary or appropriate under the circumstances, without waiving, except as otherwise provided in this Agreement, its right to rely on the representations and warranties of Seller expressly set forth in this Agreement. All material prepared by third parties and delivered to Buyer by Seller, the agents of Seller, or any other person acting for or on behalf of Seller, whether in the form of maps, surveys, reports, studies, and all other review matters have been furnished by Seller to Buyer solely as a courtesy, and neither Seller nor its agents has verified the accuracy of such information or the qualifications of the persons preparing such information.

8.  GENERAL PROVISIONS
    ------------------

    8.1.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

    8.2.  Further Assurances.  Each of the parties agrees to execute and deliver
          ------------------
such other instruments and perform such acts, in addition to the matters herein specified, as may be appropriate or necessary to effectuate the agreements of the parties, whether the same occurs before or after the Close of Escrow.

    8.3.  Entire Agreement.  This Agreement, together with all Exhibits hereto
          ----------------
and documents referred to herein, to which Seller and Buyer are parties, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior understandings or agreements. This Agreement may be modified only by a writing signed by both parties. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement.

    8.4.  Headings.  Headings used in this Agreement are for convenience or
          --------
reference only and are not intended to govern, limit, or aide in the construction of any term or provision hereof.

    8.5.  Choice of Law.  This Agreement and each and every related document are
          -------------
to be governed by, and construed in accordance with, the laws of the State of California.

    8.6.  Severability.  If any term, covenant, condition or provision of this
          ------------
Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction or rendered by the adoption of a statute by the State of California or the United States invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

    8.7.  Waiver of Covenants, Conditions or Remedies.  The waiver by one party
          -------------------------------------------
of the performance of any covenant, condition or promise, or of the time for performing any at, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any other remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.

    8.8.  Legal Advice.  Each party has received independent legal advice from
          ------------
its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to the fair meaning and not for or against any party based upon any attribution of such party as the sole source of the language in question.

    8.9.   Time of the Essence.  Time shall be of the essence as to all dates
           -------------------
and times of performance, whether they are contained herein or contained in any escrow instructions to be executed pursuant to this Agreement, and all escrow instructions shall contain a provision to this effect.

    8.10.  Relationship of Parties.  The parties agree that their relationship
           -----------------------
is that of seller and buyer, and that nothing contained herein shall constitute either party the agent or legal representative of the other from any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted the right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

    8.11.  No Obligations to Third Parties.  Except as otherwise expressly
           -------------------------------
provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

    8.12.  Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
shall inure to the benefit of the respective successors and assigns of the parties hereto (as permitted pursuant to the provisions of this Agreement).

    8.13.  Attorneys' Fees.  If any party hereto institutes an action or
           ---------------
proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement, or the transactions contemplated hereby, or if any party is in default of its obligations pursuant thereto, whether or not suit is filed or prosecuted to final judgment, the non-defaulting party or prevailing party shall be entitled to its actual attorneys' fees and to any court costs incurred, in addition to any other damages or relief awarded.

    8.14.  Assignment.  Buyer may not assign its rights or delegate its
           ----------
obligations hereunder without the prior written consent of Seller, which consent shall be in Seller's sole and absolute discretion. Seller's consent shall not be required to an assignment by Buyer of its rights under this Agreement to (a) any limited liability company, partnership or other entity in which Buyer has a significant interest, (b)any operating partnership formed by Buyer, (c) any special purpose entity in which Buyer or its operating partnership has a significant interest, or (d) any other entity that is controlled by Buyer or its operating partnership, or any of their respective affiliates, or in which Buyer, its operating partnership or any of their respective affiliates has a significant interest.

    8.15.  Notices.  All notices and demands which either party is required or
           -------
desires to give to the other shall be given in writing by U.S. certified mail, return receipt requested with appropriate postage paid, by personal delivery, by facsimile or by private overnight courier service to the address or facsimile number set forth below for the respective party, provided that if any party gives notice of a change of name or address or number, notices to that party shall thereafter be given as demanded in that notice. All notices and demands so given shall be effective upon receipt by the party to whom notice or demand is being given, except that any notice given by certified mail shall be deemed delivered three (3) days after deposit in the United States mails.

     If to Seller:               Pinnacle Entertainment, Inc.
                                 4400 MacArthur Blvd., Suite 380
                                 Newport Beach, CA 92660
                                 Attention: G. Michael Finnigan
                                 Facsimile:  (949) 752-4844

     With a copy to:             Irell & Manella LLP
                                 1800 Avenue of the Stars, Suite 900
                                 Los Angeles, CA 90067
                                 Attention:  Sandra G. Kanengiser
                                 Facsimile:  (310) 203-7199

     If to Buyer:                Casden Properties Inc.
                                 9090 Wilshire Blvd.
                                 Beverly Hills, CA 90211
                                 Attention:  Alan I. Casden, Linda Miller and
                                 Andrew J. Starrels
                                 Facsimile:  (310) 278-2567

     With a copy to:             Manatt, Phelps & Phillips LLP
                                 11355 West Olympic Blvd.
                                 Los Angeles, CA 90064
                                 Attention:  Robert M. Eller, Esq.
                                 Facsimile:  (310) 312-4224

    8.16.  Exculpation.  Notwithstanding anything to the contrary contained
           -----------
herein, no partner of Casden Properties Operating Partnership, L.P. nor shareholder officer, director or other principal of Casden Properties Inc. or Seller, nor any officer, director or other principal of any partner of Casden Properties Operating Partnership, L.P. or shareholder of Casden Properties Inc., nor any legal representative, heir, estate, successor or assign of such partner or shareholder or any other such person, whether disclosed or undisclosed, shall have any personal liability with respect to the performance of their respective obligations hereunder.

    8.17.  Confidentiality.  Each party covenants and agrees for the benefit of
           ---------------
the other party to endeavor in good faith and use their commercially reasonable efforts not to disclose the terms or conditions of this Agreement, including, without limitation, the Purchase Price to any person other than a Permitted Person (as hereinafter defined). For purposes of this Agreement, the term "Permitted Person" shall mean: the officers, directors, members, shareholders and partners of the party; persons retained by a party to conduct studies or investigations; auditors, accountants, lenders and attorneys who have responsibility for participating in the transaction and governmental agencies or auditors to whom disclosure is required. This Section 8.17, however, shall not apply to: (i) any information that, at the time of disclosure, is available and not as a result of a disclosure in breach of this Agreement by a party or any of its officers, directors, employees or agents; (ii) any disclosure made by Seller that it believes in good faith is required by Law or by obligation pursuant to any rules of or listing agreement with any national securities exchange or the NASDAQ National Market System (iv) any disclosure in litigation relating to this Agreement or any proceeding in connection therewith.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                 "BUYER"

                                 CASDEN PROPERTIES INC.,
                                 a Maryland corporation


                                 By: /s/ Linda Miller
                                     --------------------------------------
                                 Its: Executive Vice President
                                     --------------------------------------


                                 "SELLER"

                                 PINNACLE ENTERTAINMENT, INC.,
                                 a Delaware corporation


                                 By: /s/ G. Michael Finnigan
                                    ---------------------------------------

                                 Its: President & Chief Executive Officer
                                     --------------------------------------


                                 ACKNOWLEDGED AND ACCEPTED:

                                 COMMONWEALTH LAND TITLE
                                 INSURANCE COMPANY


                                 By: /s/
                                     --------------------------------------
                                 Its: Vice President
                                     --------------------------------------

                                   EXHIBIT C
                                   ---------

                        ASSIGNMENT OF INTANGIBLE ASSETS

     THIS ASSIGNMENT OF INTANGIBLE ASSETS ("Assignment") is made and entered into as of ____________ ___, 2000, by and between PINNACLE ENTERTAINMENT, INC., a Delaware corporation, successor by merger with Hollywood Park, Inc. ("Assignor"), and CASDEN PROPERTIES INC., a Maryland corporation ("Assignee"), with reference to the following facts:

     A. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of _______ __, 2000 ("Agreement"). Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     B. Pursuant to the terms and conditions of the Agreement, Assignor desires to assign to Assignee any and all of Assignor's right, title and interest in, under and to the Intangible Property but only to the extent that such right, title and interest of Assignor is assignable without cost or liability to Assignor.

    NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, effective as of the Closing Date,

       1. Assignor hereby assigns and transfers unto Assignee, any and all of Assignor's right, title, claim and interest in the Intangible Property including all of Seller's right, title, equity and interest, if any, in and to all transferable rights and entitlements of Seller, if any, to development of the Real Property granted by governmental or quasi-governmental bodies or entities having jurisdiction or authority over the Real Property, and any and all transferable approvals (government or otherwise) and other transferable rights to the Seller's agreements, covenants or indemnifications received by Seller from a prior owner or any other third party relating to the Real Property, to the extent assignable.

       2.  Assignee accepts the assignment made hereby.

       3. The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

       4. This instrument shall be construed in accordance with, and the rights of the parties hereunder shall be governed by, the laws of the State of California.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Intangible Assets as of the date first set forth above.


                         ASSIGNOR:

                         PINNACLE ENTERTAINMENT, INC.,
                         a Delaware corporation


                         By: _____________________________
                         Its: _____________________________

                         ASSIGNEE:

                         CASDEN PROPERTIES INC.,
                         a Maryland Corporation



                         By: _______________________________
                         Its: ________________________________

                                   EXHIBIT D
                                   ---------

                             DESIGNATION AGREEMENT

     This DESIGNATION AGREEMENT (the "Agreement") is entered into this ____ day of March, 2000 by and among PINNACLE ENTERTAINMENT, INC., a Delaware corporation ("Seller"), CASDEN PROPERTIES INC., a Maryland corporation ("Buyer") and COMMONWEALTH LAND TITLE INSURANCE COMPANY (the "Company").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of March ___, 2000, entered into by and between Seller and Buyer (the "Purchase Agreement"), Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller, that certain real property located in the City of Inglewood, California, and described more fully on Exhibit "A" attached hereto
                                                   -----------
(the "Property"). (The purchase and sale of the Property pursuant to the Purchase Agreement is sometimes referred to below as the "Transaction").

     B. Section 6045(C) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.

     C. Pursuant to the Purchase Agreement, an escrow has been opened with the Company through which the Transaction will be or is being closed. The Company is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements), or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).

     D. Seller, Buyer and the Company desire to designate the Company as the "Reporting Person" (as defined in the Reporting Requirements) with respect to the Transaction as permitted by Treas. Reg. Section 1.6045-4(e)(5).

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyers and the Company agree as follows:

                                      I.
                                   AGREEMENT
                                   ---------

     1.1 The Company is hereby designated as the Reporting Person for the Transaction. The Company shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

     1.2 The Company hereby requests Seller to furnish to the Company Seller's correct taxpayer identification numbers. Pursuant to such request, Seller hereby certifies to the Company, under penalty of perjury, that Seller's correct taxpayer identification number is 95-3667491. Seller acknowledges that any failure by Seller to provide the Company with Sellers' correct taxpayer identification numbers may subject Seller to civil or criminal penalties imposed by law.

     1.3   The names and addresses of the parties hereto are as follows:

                        Seller:        Pinnacle Entertainment, Inc.
                                       4400 MacArthur Blvd.
                                       Suite 380
                                       Newport Beach, California 92660
                                       Attention:  Mr. G. Michael Finnegan
                                       Facsimile No.:  (949) 752-4844

                         Buyer:        Casden Properties Inc.
                                       9090 Wilshire Boulevard
                                       Beverly Hills, California 90211
                                       Attention:  Andrew J. Starrels, Esq.
                                       Facsimile No.:  (310) 271-3270

                 Escrow Company        Commonwealth Land Title Insurance Company
                                       888 West 6th Street
                                       4th Floor
                                       Los Angeles, California 90017
                                       Attention:  Bob Brown, Vice President
                                       re Escrow No. ____________________

     1.4 Each of the parties hereto shall retain this Agreement for a period of four years following the calendar year during which the date of closing of the Transaction occurs.

                                      II.
                                   EXECUTION
                                   ---------

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                         SELLER:
                                         -------

                                         PINNACLE ENTERTAINMENT, INC.,
                                         a Delaware corporation


DATE:  March ___, 2000                   By:  ________________________________
                                         Name:
                                         Its:

                                         BUYER:
                                         ------

                                         CASDEN PROPERTIES INC.,
                                         a Maryland corporation



DATE:  March ___, 2000                   By:___________________________________
                                         Name:  Andrew J. Starrels, Esq.
                                         Title:  Senior Vice President and
                                                 General Counsel

                                         ESCROW COMPANY
                                         --------------

                                         COMMONWEALTH LAND TITLE
                                         INSURANCE COMPANY



                                         By: __________________________________
DATE:  March ___, 2000                   Name:  _______________________________
                                         Title:  ______________________________